Exhibit 10.1

Amendment 2 to

The New York Times Company Supplemental Executive Retirement Plan,

as amended and restated effective January 1, 2009

The New York Times Company Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009, is hereby amended, effective January 1, 2009 as follows:

1.                                       Section 3.3 is hereby amended by changing the reference to “Normal Retirement Date” to “Postponed Retirement Date”.  Section 3.3., as amended, shall read as follows:

“3.3                           The annual Retirement benefit payable to a Participant who Retires on a Postponed Retirement Date shall be equal to the benefit determined in accordance with Section 3.1 based on the Participant’s Service and Final Average Earnings as of the Participant’s Postponed Retirement Date.”